UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 1, 2006

(Date of earliest event reported)

CA, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)

(631) 342-6000

(Registrant’s Telephone Number, Including Area Code)

Computer Associates International, Inc.
One Computer Associates Plaza, Islandia, New York  11749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 1, 2006, the registrant changed its name from Computer Associates International, Inc., to CA, Inc. The name change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of a wholly-owned subsidiary of the registrant into the registrant. The registrant was the surviving corporation and, in connection with the merger, the registrant amended its Certificate of Incorporation to change the registrant’s name to CA, Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.

The registrant’s common stock continues to trade on the New York Stock Exchange under the symbol “CA” and has been assigned the new CUSIP number 12673P 10 5.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.

Description

3.1	Certificate of Ownership and Merger of CA, Inc. into Computer Associates International, Inc., dated January 30, 2006

99.1	Press release issued by the registrant dated February 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date: February 1, 2006	By:	/s/ Kenneth V. Handal
Kenneth V. Handal Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.

Description

3.1	Certificate of Ownership and Merger of CA, Inc. into Computer Associates International, Inc., dated January 30, 2006

99.1	Press release issued by the registrant dated February 1, 2006